EXHIBIT 99.6

Information Concerning the Tudor Reporting Persons

I. Tudor Investment Corporation

The name, residence or business address, present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of each executive officer or director of TIC is set forth below. Unless otherwise indicated (i) the principal occupation or employment of such person is as an executive officer or director of TIC, (ii) the business address of such person is c/o TIC at the King Street address of TIC set forth under Item 2 of this Schedule 13D, (iii) such person is a citizen of the United States and (iv) to the knowledge of the Tudor Reporting Persons, such person does not beneficially own and has not had any transactions in the Shares.

Name	Principal Occupation/ Business Address

Paul Tudor Jones, II*	Chairman of the Board, Chief Executive Officer of TIC.

Mark F. Dalton	Vice Chairman, Director, and President of TIC.

John G. Macfarlane, III	Director, Chief Operating Officer and Managing Director of TIC.

James J. Pallotta**	Vice Chairman, Director, and Managing Director of TIC. Principal business address at Tudor Investment Corporation, 50 Rowes Wharf, 6th Floor, Boston, MA 02110.

Andrew S. Paul	Director, Managing Director, General Counsel and Corporate Secretary of TIC.

Robert P. Forlenza	Director and Managing Director of TIC. Principal business address at Tudor Investment Corporation, 50 Rowes Wharf, 6th Floor, Boston, MA 02110.

John R. Torell	Director, Managing Director and Chief Financial Officer of TIC.

Mark V. Houghton-Berry	Director of TIC; Managing Director of Tudor Capital (U.K.), L.P., an affiliate of TIC located at The Great Burgh, Epsom, Surrey KT17 5XT, England.

Mr. Houghton-Berry is a citizen of the United Kingdom.

Mark Nicholson	Director of TIC; Chief Executive Officer of Tudor Capital Australia Pty. Ltd., an affiliate of TIC located at Suite 11, 2-3 Shore Building, 13 Hickson Road, Sydney NSW, Australia 2000.

Mr. Nicholson is a citizen of Australia.

Richard L. Fisher	Director of TIC. Mr. Fisher is Managing Director of Investments and Acquisitions and a Managing Director of Dunavant Enterprises, Inc., 3797 Getwell Road, Memphis, TN 38118.

II. Tudor Proprietary Trading, L.L.C.

The name, residence or business address, present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of each executive officer or director of TPT is set forth below. Unless otherwise indicated (i) the principal occupation or employment of such person is as an executive officer or director of TIC, (ii) the business address of such person is c/o TIC at the address of TIC set forth under Item 2 of this Schedule 13D, (iii) such person is a citizen of the United States and (iv) to the knowledge of the Tudor Reporting Persons, such person does not beneficially own and has not had any transactions in the Shares.

Name	Principal Occupation/ Business Address

Paul Tudor Jones, II*	Chairman of the Board, Chief Executive Officer of TIC.

Mark F. Dalton	Vice Chairman, Director and President of TIC.

John G. Macfarlane, III	Director, Chief Operating Officer and Managing Director of TIC.

Andrew S. Paul	Director, Managing Director, General Counsel and Corporate Secretary of TIC.

John R. Torell	Director, Managing Director and Chief Financial Officer of TIC.

Robert P. Forlenza	Director and Managing Director of TIC. Principal business address at Tudor Investment Corporation, 50 Rowes Wharf, 6th Floor, Boston, MA 02110.

Mark V. Houghton-Berry	Director of TIC; Managing Director of Tudor Capital (U.K.), L.P., an affiliate of TIC located at The Great Burgh, Epsom, Surrey KT17 5XT, England.

Mr. Houghton-Berry is a citizen of the United Kingdom.

III. The Raptor Global Portfolio Ltd.

The name, residence or business address, present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of each executive officer or director of Raptor is set forth below. To the knowledge of the Tudor Reporting Persons, such person does not beneficially own and has not had any transactions in the Shares.

Name	Principal Occupation/ Business Address

InterCaribbean Services Ltd.	Director of Raptor and other non-U.S. investment funds. The principal place of business of InterCaribbean Services Ltd. is Kaya Flamboyan 9, Curacao, Netherlands Antilles.

Karl Erbo Graf Kageneck	Director of Raptor and other non-U.S. investment funds.

Managing Partner of Jargonnant Partners S.A.R.L., an international real estate advisory and management firm with offices in Munich, Germany; Geneva, Switzerland; and Luxembourg.

Mr. Kageneck is a citizen of Germany.

David d’Ambrumenil	Director of Raptor and other non-U.S. investment funds. Chairman of Lionspring Enterprises Limited, a privately held consulting firm in London, England

Mr. d’Ambrumenil is a citizen of Great Britain.

Jean-Pierre Jacquemoud	Director of Raptor and other non-U.S. investment funds. Attorney, Jacquemoud & Stanislas, 2, rue Bellow, Geneva 1206, Switzerland.

Mr. Jacquemoud is a citizen of Switzerland.

Ben C. Grigsby	Director of Raptor and other non-U.S. investment funds.

Mr. Grigsby was formerly the CEO of Swiss Re Capital Management and Advisory, Tokai Bank Europe, and Barclays de Zoete Wedd. Mr. Grigsby resides in both Virginia and the United Kingdom.

Mr. Grigsby is a citizen of the United Kingdom and the United States of America.

IV. The Tudor BVI Global Portfolio Ltd.

The name, residence or business address, present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such employment is conducted and the citizenship of each executive officer or director of BVI is set forth below. To the knowledge of the Tudor Reporting Persons, such person does not beneficially own and has not had any transactions in the Shares.

Name	Principal Occupation/ Business Address

InterCaribbean Services Ltd.	Director of BVI and other non-U.S. investment funds. The principal place of business of InterCaribbean Services Ltd. is Kaya Flamboyan 9, Curacao, Netherlands Antilles.

Karl Erbo Graf Kageneck
Director of BVI and other non-U.S. investment funds. Managing Partner of Jargonnant Partners S.A.R.L., an international real estate advisory and management firm with offices in Munich, Germany; Geneva, Switzerland; and Luxembourg.

Mr. Kageneck is a citizen of Germany.

David d’Ambrumenil	Director of BVI and other non-U.S. investment funds. Chairman of Lionspring Enterprises Limited, a privately held consulting firm in London, England

Mr. d’Ambrumenil is a citizen of Great Britain.

Jean-Pierre Jacquemoud	Director of BVI and other non-U.S. investment funds. Attorney, Jacquemoud & Stanislas, 2, rue Bellow, Geneva 1206, Switzerland.

Mr. Jacquemoud is a citizen of Switzerland.

Ben C. Grigsby	Director of BVI and other non-U.S. investment funds.

Mr. Grigsby was formerly the CEO of Swiss Re Capital Management and Advisory, Tokai Bank Europe, and Barclays de Zoete Wedd. Mr. Grigsby resides in both Virginia and the United Kingdom.

Mr. Grigsby is a citizen of the United Kingdom and the United States of America.

* See Item 5 of this Schedule 13D for a discussion of Mr. Jones’ potential beneficial ownership of Shares.

** See Item 5 of this Schedule 13D for a discussion of Mr. Pallotta’s potential beneficial ownership of Shares.